Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 77 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund of our report dated January 17, 2008; Fidelity Advisor Dynamic Capital Appreciation Fund, Fidelity Advisor Small Cap Fund and Fidelity Advisor Fifty Fund of our reports dated January 18, 2008; and Fidelity Advisor Leveraged Company Stock Fund of our report dated January 22, 2008 on the financial statements and financial highlights included in the November 30, 2007 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 29, 2008